SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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VSOURCE, INC.

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Vsource, Inc.

7855 Ivanhoe Avenue

Suite 200

La Jolla, CA 92037

U.S.A.

T: 858-551-2920

F: 858-618-5904

www.vsource.com

May 26, 2004

To Our Stockholders:

I am pleased to invite you to attend the 2004 Annual Meeting of Stockholders of Vsource, Inc. to be held on Wednesday, June 23, 2004, at 10:00 a.m. local time, at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, CA 92122.

Details regarding the business to be conducted at the meeting are fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I urge you to exercise your rights as a stockholder to vote and participate in this process. Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote in person or over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend and vote in person. Please review the instructions on the proxy card regarding each of these voting options.

Your Board of Directors and management are committed to the success of Vsource and the enhancement of your investment. As Chairman of the Board of Directors and Chief Executive Officer, I thank you for your ongoing support and continued interest in Vsource.

Sincerely,

Phillip E. Kelly
Chairman and Chief Executive Officer

7855 Ivanhoe Avenue

Suite 200

La Jolla, California 92037

VSOURCE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Vsource, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 23, 2004, at 10:00 a.m. local time, at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, CA 92122 for the following purposes:

1.	To elect six directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

2.	To ratify the appointment of PricewaterhouseCoopers as our independent auditors for the fiscal year ending January 31, 2005 (Proposal No. 2); and

3.	To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 is being mailed to stockholders together with the Proxy Statement.

Stockholders of record at the close of business on May 18, 2004, will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may also be able to vote by using the Internet or by calling a toll-free phone number pursuant to the instructions on your proxy card. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Timothy T. Hui
Secretary

May 26, 2004

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY TODAY.

7855 Ivanhoe Avenue

Suite 200

La Jolla, California 92037

PROXY STATEMENT

2004 Annual Meeting of Stockholders

To Be Held on June 23, 2004

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vsource, Inc. (“Vsource” or the “Company”) for use at our 2004 Annual Meeting of Stockholders to be held on Wednesday, June 23, 2004 at 10:00 a.m. local time, at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, CA 92122, and at any adjournments or postponements thereof, for the following purposes:

1.	To elect six directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

2.	To ratify the appointment of PricewaterhouseCoopers as our independent auditors for the fiscal year ending January 31, 2005 (Proposal No. 2); and

3.	To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.

These proxy solicitation materials were mailed on or about May 26, 2004, to all stockholders entitled to vote at the annual meeting.

GENERAL

Record Date; Stockholders Entitled to Vote

Only stockholders of record at the close of business on May 18, 2004 (the “record date”) are entitled to vote at the annual meeting or at any postponements or adjournments thereof. As of the close of business on May 18, 2004 there were 2,026,039 shares of Vsource common stock, 945,008 shares of Series 1-A Preferred Stock, 334,244 shares of Series 2-A Preferred Stock and 17,364 shares of Series 4-A Preferred Stock outstanding and entitled to vote at the meeting.

Each share of Vsource common stock is entitled to one vote, each share of Vsource Series 1-A Preferred Stock is entitled to 0.378 votes for a total of approximately 357,213 votes, each share of Series 2-A Preferred Stock is entitled to 0.451 votes for a total of approximately 150,744 votes and each share of Series 4-A Preferred Stock is entitled to 1,000 votes for a total of 17,364,000 votes. Fractional shares shall not be entitled to a vote. The holders of Vsource common stock and preferred stock will vote together as a single class at the meeting. Shares may not be voted cumulatively for the election of directors.

Quorum

The presence in person, or by a properly executed proxy, of the holders of securities entitled to cast a majority of the votes at the annual meeting is necessary to constitute a quorum. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained. In general, shares represented by a properly executed proxy will be counted as shares present and entitled to vote at the annual meeting for the purposes of determining a quorum, without regard to whether the proxy reflects votes withheld or abstentions or reflects a broker non-vote on a matter (i.e., where a proxy is not voted on a particular matter because voting instructions have not been received and the broker does not have discretionary authority to vote).

Vote Required

Under Delaware law, directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting (Proposal 1). This means that the director nominees with the most affirmative votes will be elected to fill the available seats. If you vote “Withheld” with respect to the election of a director nominee, your shares will not be voted with respect to the person indicated and will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the voting power present in person or by proxy is required to ratify the appointment of PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending January 31, 2005 (Proposal No. 2). Abstentions will count as a vote against this proposal, but broker non-votes will have no effect.

The Vsource Board of Directors unanimously recommends that you vote “FOR” the election of management’s director nominees, and “FOR” the proposal to ratify PricewaterhouseCoopers as our independent auditors for the fiscal year ending January 31, 2005.

Voting

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. You may also be able to vote by using the Internet or by calling a toll-free phone number pursuant to the instructions that are included with your proxy card.

You can revoke your proxy at any time before it is voted at the annual meeting by sending written notice to our La Jolla, California office addressed to our Secretary, submitting another timely proxy by telephone, Internet or mail or attending the annual meeting and voting in person.

“Householding” of Proxy Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder of Vsource who contacts the Company’s investor relations department at (858) 551-2920 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Stockholder List

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at the Company’s principal offices located at 7855 Ivanhoe Avenue, Suite 200, La Jolla, California during normal business hours for a period of at least 10 days prior to the annual meeting.

Validity

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxy cards will be determined by the inspectors of the election. The determination of the inspectors of the election will be final and binding. We may accept proxies by any reasonable form of communication so long as we can reasonably be assured that the communication is authorized by one of our stockholders.

Solicitation

Proxies are being solicited by and on behalf of our Board of Directors. We will pay the cost of soliciting proxies from our stockholders as well as all mailing fees incurred in connection with this proxy statement. In addition to the solicitation of proxies by mail, Internet and telephone, some of our directors, officers and employees may also solicit proxies by telephone, facsimile and personal contact, without additional compensation for those activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of our common stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses.

Deadline for Receipt of Stockholder Proposals

We currently intend to hold our 2005 Annual Meeting of Stockholders in June 2005 and to mail proxy statements relating to the 2005 annual meeting in May 2005. Stockholder proposals intended to be presented at the 2005 annual meeting and included in the proxy statement and form of proxy relating to that meeting must be received by us in writing to our offices in La Jolla, California, addressed to our Secretary, by March 18, 2005 in order to be considered timely. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. In addition, the proxy solicited by the Board of Directors relating to the 2005 annual meeting may confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal by April 25, 2005.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six directors. All six directors will stand for election at the annual meeting. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee, if elected, will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2005 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

Jean Salata resigned in May 2004, leaving a vacancy on the Board. Mr. Salata had served on our Board of Directors since October 2002 and was the nominee director of BAPEF Investments XII Ltd. (“BAPEF”). Pursuant to the terms of the Stockholders Agreement dated as of October 25, 2002 between us and the stockholders party thereto (the “Stockholders Agreement”), we are obligated to nominate a nominee of BAPEF, so long as BAPEF holds shares representing at least 5% of our total issued and outstanding share capital on an as converted basis, for election to our Board of Directors, and each of the stockholders that is party to the Stockholders Agreement is obligated to use its reasonable efforts to cause such BAPEF nominee to be elected, including, without limitation, voting in favor of such election all of its voting shares over which it exercises voting control. BAPEF has not yet determined who its nominee will be and accordingly the seventh member of our board remains unfilled.

Brunho Seghin resigned as a director in December 2003, leaving a vacancy on the Board. In accordance with our Company bylaws, the Board of Directors selected Luc Villette to fill the vacant seat. Also, in accordance with our Company bylaws and as provided for in the proxy statement issued in connection with the 2003 Annual Meeting, the Board of Directors directed that all proxies voted in favor of Bruno Seghin be voted for Mr. Villette, as the nominee designated to fill Mr. Seghin’s vacancy, and Mr. Villette was duly elected at the December 2003 annual meeting.

Stephen Stonefield joined the Board in April 2004 after being elected by the Board in March 2004 to fill a vacancy created by the resignation of Mr. Kamfar, a former director who resigned in April 2003.

The following table sets forth the names, ages and positions with Vsource, followed by a description of each nominee’s business experience and public company directorships held during the past five years, and any arrangement or understanding pursuant to which such person was selected as a director or nominee. There are no family relationships among our directors or executive officers.

The Board of Directors unanimously recommends a vote for each of the nominees of the Board of Directors.

Nominees

Name	Age	Position
Phillip E. Kelly(1)	46	Chairman of the Board of Directors and Chief Executive Officer
Dennis M. Smith	53	Vice Chairman, Chief Financial Officer and Chief Strategy Officer
I. Steven Edelson(1)	44	Director
Robert N. Schwartz, PhD.(2)	64	Director
Stephen Stonefield(2)	55	Director
Luc Villette	55	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.

Phillip E. Kelly.    Mr. Kelly has served on our Board of Directors since June 2001, following our acquisition of substantially all of the assets of NetCel360 Holdings Limited. He has served as our Chief Executive Officer since July 2001, as Co-Chairman of the Board of Directors from June 2001 to October 2002, and as sole Chairman of the Board of Directors since October 2002. Mr. Kelly was a co-founder of NetCel360 and served as the Chairman of its Board of Directors since its inception. Pursuant to the terms of the Stockholders Agreement, we are obligated to nominate Mr. Kelly, so long as he remains an employee of Vsource or its subsidiaries, for election to our Board of Directors as Chairman, and each of the stockholders that is party to the Stockholders Agreement is obligated to use its reasonable efforts to cause Mr. Kelly to be elected, including, without limitation, voting in favor of such election all of its voting shares over which it exercises voting control. From November 1994 to 1998, Mr. Kelly served as President of Asia-Pacific for Dell Computer Corporation. Prior to joining Dell, Mr. Kelly worked in several capacities for Motorola, Inc., including as vice president and general manager of Motorola’s Landmobile Products Sector North Asian Division and as vice president and general manager of Motorola’s Western U.S. Division. Mr. Kelly holds a Bachelor of Business Administration from the University of San Diego, California.

Dennis M. Smith.    Mr. Smith has served on our Board of Directors and as Vice Chairman since June 2001, following our acquisition of substantially all of the assets of NetCel360. He has served as our Chief Strategy Officer since July 2001 and also as our Chief Financial Officer since December 2001. Mr. Smith was a co-founder of NetCel360 and has lived and worked in finance in Asia since 1976. Pursuant to the terms of the Stockholders Agreement, we are obligated to nominate Mr. Smith, so long as he remains an employee of Vsource or its subsidiaries, for election to our Board of Directors as Vice-Chairman, and each of the stockholders that is party to the Stockholders Agreement is obligated to use its reasonable efforts to cause Mr. Smith to be elected, including, without limitation, voting in favor of such election all of its voting shares over which it exercises voting control. In 1984 he co-founded ChinaVest, one of the earliest and largest independent private equity firms in Asia. Prior to joining ChinaVest, Mr. Smith held senior positions in commercial banking and investment banking with First Chicago Corp. in Hong Kong, Singapore and the Philippines. He holds an MBA degree from Loyola University of Chicago.

I. Steven Edelson.    Mr. Edelson has served on our Board of Directors since January 2001. He was elected Acting Chairman of the Board of Directors in March 2001 and served as Co-Chairman from June 2001 to October 2002. Mr. Edelson has been Managing Director of Mercantile Companies, Inc., Northbrook, Illinois, since 1986. He is also a principal of Mercantile Capital Group, LLC, and the Managing Partner of Mercantile Capital Partners I, LP. (“MCP”). Since 1995, Mr. Edelson has also served as Managing Director of International Facilities Group, a facilities development and management company. Pursuant to the terms of the Stockholders Agreement, we are obligated to nominate a nominee of MCP, so long as MCP holds shares representing at least 5% of our total issued and outstanding share capital on as converted basis, for election to our Board of Directors, and each of the stockholders that is party to the Stockholders Agreement is obligated to use its reasonable efforts to cause such MCP nominee to be elected, including, without limitation, voting in favor of such election all of its voting shares over which it exercises voting control. Mr. Edelson is the nominee named by MCP.

Robert N. Schwartz, Ph.D.    Dr. Schwartz has served on our Board of Directors since August 1998. Since 1979, Dr. Schwartz has been a visiting professor at U.C.L.A and, since December 2000, the owner of a scientific consulting company, Channel Islands Scientific Consulting. From 1981 to 2000, Dr. Schwartz was a Senior Research Scientist at HRL Laboratories, LLC, Malibu, California. He has a B.A. in Mathematics, Chemistry and Physics, an M.S. in Chemical Physics from the University of Connecticut and a Ph.D. in Chemical Physics from the University of Colorado.

Stephen Stonefield.    Mr. Stonefield has served on our Board of Directors since April 2004. Mr. Stonefield has acted as Chairman of Lion Digital Pictures Ltd., a motion picture company, since March 2003. From April 2002 through December 2002, Mr. Stonefield was Vice Chairman of Credit Suisse First Boston (“CSFB”) and was responsible for the management of key corporate and government clients throughout the Asia-Pacific region. Previously, he was Managing Director and Chairman of the Pacific Region for CSFB and a member of CSFB’s executive board. In this capacity, Mr. Stonefield was responsible for building CSFB’s franchise in Asia and was first based in Hong Kong and moved to Singapore in August 2000. Prior to joining CSFB in 1996, Mr. Stonefield was Managing Director, Head of Capital Markets, Private Finance, and Financing Services for Smith Barney. He has a B.A., summa cum laude, from Dartmouth College and an M.A. from Harvard University.

Luc Villette.    Mr. Villette has served on our Board of Directors since December 2003. From December 1998, Mr. Villette has worked for Capital International Asia CDPQ, Inc. (“CDPQ”), the largest Canadian pension fund, where he has served as Managing Director of several of their affiliates involved in private equity investments in Asia. Specifically, since December 2003, Mr. Villette has served as the Managing Director of AlterAsiA Limited, and from December 1998 through November 2003, Mr. Villette was Managing Director of Asia Equity Infrastructure Management Company. Prior to working for CDPQ, Mr. Villette was the Chief Operating Officer of Archon Group (France), a Goldman Sachs subsidiary involved in the acquisition and work-out of distressed real estate loans portfolios. From 1987 to 1993, he served as the Chief Financial Officer of Pargesa Holdings and Parfinance, respectively listed in Geneva and Paris, both affiliates of Power Corporation of Canada. Pursuant to the terms of the Stockholders Agreement, we are obligated to nominate a nominee of CDPQ, so long as CDPQ holds shares representing at least 5% of our total issued and outstanding share capital on an as converted basis, for election to our Board of Directors, and each of the stockholders that is party to the Stockholders Agreement is obligated to use its reasonable efforts to cause such CDPQ nominee to be elected, including, without limitation, voting in favor of such election all of its voting shares over which it exercises voting control. Mr. Villette is the nominee named by CDPQ.

Board Meetings and Committees

The Board of Directors held seven meetings during the fiscal year ended January 31, 2004 (“Fiscal 2004”). On two other occasions, the Board of Directors took actions through unanimous written consents. Except for Mr. Edelson, who attended 71 percent of the aggregate of all meetings of the Board of Directors, each director nominee attended at least 75 percent of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors on which he was a member, if any, held during Fiscal 2004.

At the beginning of Fiscal 2004, our Board of Directors was comprised of the following seven members: Bruno Seghin, Ramin Kamfar, Jean Salata and four of our current directors, Mr. Kelly, Mr. Smith, Mr. Edelson and Dr. Schwartz. Messrs. Kamfar and Seghin resigned from the Board of Directors in April and December 2003, respectively, and the Board of Directors filled the vacancies created by their resignations when it elected Messrs. Villette and Stonefield to the Board of Directors in December 2003 and March 2004, respectively. As noted previously, Mr. Salata resigned in May 2004 and his seat remains vacant.

The Audit Committee, which held four meetings during Fiscal 2004, assists the Board’s oversight of our financial statements and compliance with legal and regulatory requirements and the qualifications and performance of our independent auditor. The Audit Committee currently has two members, Dr. Schwartz and Mr. Stonefield. Until his resignation from the Board of Directors in April 2003, Mr. Kamfar also served on the Audit Committee. Each of Dr. Schwartz and Mr. Stonefield are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, but only Mr. Stonefield is considered a “financial expert” as such term is currently defined under the applicable rules and regulations of the Securities and Exchange Commission.

Our Compensation Committee consists of Messrs. Edelson and Kelly. The Compensation Committee is authorized to make recommendations to the full Board of Directors concerning the base salaries and cash bonuses of our executive officers and to review our employee compensation policies generally. It has also been authorized to administer our 2001 stock option/stock issuance plan. The Compensation Committee did not meet in Fiscal 2004 as the above-described duties were carried out by the full Board of Directors. A separate committee of the Board of Directors administers our employee stock purchase plan and Messrs. Kamfar and Kramer were the members of this committee. Because of the resignations of Messrs. Kamfar and Kramer, however, there are presently no members of this committee and, because we have determined for the time being to stop offering the employee stock purchase plan, new members have not been appointed to this committee.

We do not have a nominating committee or a committee performing the functions of a nominating committee. Our full Board of Directors fulfills the roles of a nominating committee. It is the position of our Board of Directors that it is appropriate for us not to have a separate nominating committee in light of the composition of our Board of Directors and our existing capital structure, particularly our Series 4-A Preferred Stock and the board nomination rights contained in the Stockholders Agreement. Moreover, at present we are not required to have a nominating committee until such time as we are listed on a stock exchange in which event we would have to abide by the applicable rules and regulations of such exchange. If we do create a nominating committee prior to our 2005 annual meeting, our proxy statement for our 2005 annual meeting will provide information regarding this committee, including functions held by the committee and the names of directors who are members.

Stockholder Communications with the Board of Directors

Our stockholders may communicate with the members of our Board of Directors by writing directly to the Board of Directors or specified individual directors to:

Secretary

Vsource, Inc.

7855 Ivanhoe Avenue

Suite 200

La Jolla, California 92037

Our Secretary will deliver stockholder communications to the specified individual director, if so addressed, or to one of our directors who can address the matter.

Compensation of Directors

Directors who are full-time employees of the Company—Messrs. Kelly and Smith—receive no additional compensation for services as a director. Mr. Villette and other directors who are not considered independent (including the eventual replacement nominee for Mr. Salata, if any) receive no compensation for their services as a director, except for Mr. Edelson. We had a director’s compensation agreement with Mr. Edelson which expired in June 2003 and have not paid any compensation to him for services as a director since then. Mr. Edelson’s agreement is described in greater detail under “Executive Officer Compensation—Compensation Committee Interlocks and Insider Participation” below. With respect to non-employee, independent directors, our philosophy is to provide competitive compensation necessary to attract and retain qualified non-employee, independent directors. In March 2004, the Board of Directors approved the payment of an annual retainer of $40,000, paid on a quarterly basis, to each non-employee, independent director starting June 2004.

We have agreed to pay Mr. Stonefield a fee of $50,000 in connection with his assistance in introducing Symphony House Berhad (“Symphony House”) to us. The payment was contingent upon the completion of Symphony House’s purchase of an interest in our Malaysian subsidiary, Vsource Asia Berhad (formerly Vsource (Malaysia) Berhad). This transaction was completed on February 28, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth certain information, as of May 1, 2004, regarding the beneficial ownership of our common stock, including common stock issuable upon conversion of all preferred convertible securities, options, warrants and other convertible securities, by (i) all persons or entities who beneficially own 5% or more of our common stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table below, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of May 1, 2004, there were 2,026,039 shares of common stock outstanding and 22,680,716 shares of common stock on a fully as-converted basis, with each share of common stock being entitled to one vote.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Common Stock Outstanding(2)	Percent of Total Outstanding(3)
GREATER THAN FIVE PERCENT BENEFICIAL OWNERS
BAPEF Investments XII Ltd.(4) Victoria Road, St. Peter Port Guernsey, Channel Islands	5,248,159	73.7%	23.1%

Capital International Asia CDPQ Inc.(5) 1155 René-Lévesque Blvd. West Suite 4000 Montreal, Canada	3,000,000	59.7%	13.2%

Mercantile Capital Partners, I LP(6) 1372 Shermer Road Northbrook, IL 60062	3,411,516	62.7%	15.0%

Asia Internet Investment Group I, LLC(7) 1372 Shermer Road Northbrook, IL 60062	418,349	17.2%	1.8%

CURRENT DIRECTORS
I. Steven Edelson(8) 1372 Shermer Road Northbrook, IL 60062	4,068,294	67.3%	17.9%

Robert N. Schwartz, Ph.D(9) 770 Paularino Avenue Costa Mesa, CA 92626	5,857	*	*

Stephen Stonefield 75A Grange Road Singapore 249612	10,690	*	*

Luc Villette(10) c/o AlterAsiA Limited Suite 702, Nine Queen’s Road, Central, Hong Kong	0	*	*

Phillip E. Kelly(11) 7855 Ivanhoe Avenue Suite 200 La Jolla, CA 92037	2,943,715	63.0%	13.0%

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Common Stock Outstanding(2)	Percent of Total Outstanding(3)
Dennis M. Smith(12) Unit 501, AXA Centre 151 Gloucester Road, Wanchai Hong Kong	1,108,848	36.9%	4.9%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John G. Cantillon(13) Level 12, Menara HLA No. 3, Jalan Kia Peng Kuala Lumpur, Malaysia	2,381,997	54.0%	10.5%

Neal Gemassmer(14) Unit 501, AXA Centre 151 Gloucester Road, Wanchai Hong Kong	21,497	*	*

Braden N. Waverley(15) 7855 Ivanhoe Avenue Suite 200 La Jolla, CA 92037	153,125	7.0%	*

Current directors and executive officers as a group (10 persons)(16)	7,271,817	59.5%	32.0%

*	Less than 1%.
(1)	Except as otherwise indicated, we believe that the beneficial owners of the securities listed have sole investment and voting power with respect to their shares. The number of shares shown as beneficially owned by any person or entity includes all preferred convertible stock, options, warrants and other convertible securities currently exercisable by that person or entity within 60 days of May 1, 2004.
(2)	The percentages of beneficial ownership shown assume the exercise or conversion of all preferred convertible stock, options, warrants and other securities convertible into common stock held by such person or entity currently exercisable within 60 days of May 1, 2004, but not the exercise or conversion of preferred convertible stock, options, warrants and other convertible securities held by other holders of such securities.
(3)	Based on a total of 22,680,716 shares of common stock outstanding on a fully-diluted basis as of May 1, 2004, which includes shares of common stock issuable upon the conversion of our outstanding preferred securities and shares of common stock issuable upon the exercise of stock option and warrants that are exercisable within 60 days of May 1, 2004. Does not include the 1,250,000 shares of common stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement, which by their terms are not exercisable until April 1, 2005, and only then if certain specified events or conditions have not occurred.
(4)	Includes 5,094,000 shares of common stock issuable upon conversion of 5,094 shares of Series 4-A Preferred Stock. BAPEF is the direct owner of the reported securities. As reported in an Amended Schedule 13D filed with the SEC on October 25, 2002, Mrs. Constance A.E. Helyar and Mr. Andrew W. Guille are the only directors of BAPEF. BAPEF serves as an investment vehicle for a private equity fund composed of the following limited partnerships: (i) Baring Asia Private Equity Fund LP1 (“LP1”), a Delaware limited partnership, (ii) Baring Asia Private Equity Fund LP2 (“LP2”), a Guernsey limited partnership, (iii) Baring Asia Private Equity Fund LP3 (“LP3”), a Guernsey limited partnership, (iv) Baring Asia Private Equity Fund LP4 (“LP4”), a Guernsey limited partnership, and (v) Baring Asia Private Equity Co-Investment LP, a Guernsey limited partnership (“Co-Investment” and together with LP1, LP2, LP3 and LP4, the “Investors.”). BAPEF Advisers LP, a Guernsey limited partnership (“BAPEF Advisers”) is the sole general partner of each of the Investors. Baring Asia (GP) Limited, a Guernsey company (“Baring Asia”) is the sole general partner of BAPEF Advisers.

(5)	Consists of 3,000,000 shares of common stock issuable upon conversion of 3,000 shares of Series 4-A Preferred Stock. These shares are also beneficially owned by Caisse de depot et placement du Quebec (CDP), a legal entity created by a special act of the Legislature of the Province de Quebec, which owns 100% of Capital International CDPQ Inc. (CDP International), a Canadian corporation, which in turn owns 100% of Capital International Asia CDPQ Inc. (CDPQ), also a Canadian corporation. In an Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission on July 3, 2003, CDPQ affirmed that it is a “group “within the meaning of Section 13d- 5(b)(1) of the Securities and Exchange Act of 1934, as amended, with Quilvest, and these two independent entities have agreed to coordinate the purchase of Vsource securities and have an unwritten and informal arrangement to coordinate their voting and disposition of such securities. Mr. Villette, a member of our Board of Directors, may benefit from a carried interest in CDPQ in connection with his services to it. Mr. Villette disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.
(6)	Includes 3,387,000 shares of common stock issuable upon conversion of 3,387 shares of Series 4-A Preferred Stock. Also includes 24,516 shares of common stock issuable upon exercise of a Series 2-A Preferred warrant. These shares are also beneficially owned by (a) Mercantile Capital Group, LLC (MCG), the general partner of MCP, (b) Mercantile Capital Management Corp. (MCM), a manager of MCG; (c) Michael A. Reinsdorf, a member of MCG and a member of the investment committee of MCM; (d) Nathaniel C.A. Kramer, a member of MCG and a member of the investment committee of MCM, and (e) I. Steven Edelson, a member of our Board of Directors. Mr. Reinsdorf also directly owns 3,838 shares of Series 1-A Preferred Stock, which are convertible into 1,450 shares of common stock, and is a managing member of Mercantile Equity Partners III, LLC (MEP, LLC). See Note 8. Messrs. Edelson, Reinsdorf and Kramer also share beneficial ownership of shares of common stock beneficially owned by Asia Internet Investment Group I, LLC (AIIG), as described in Note 7. See also Note 8 with respect to additional shares beneficially owned by Mr. Edelson. The foregoing beneficial ownership was reported in an Amended Schedule 13D filed with the SEC on June 13, 2003. Mr. Edelson disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.
(7)	Includes 17,349 shares of common stock held directly by AIIG and 401,000 shares of common stock issuable upon conversion of 401 shares of Series 4-A Preferred Stock. These shares are also beneficially owned by (a) Asia Investing Group, L.P. (AIG, LP), the managing member of AIIG; (b) Asia Investors Group, LLC (AIG, LLC), the general partner of AIG, LP; (c) Mercantile Asia Investors, L.P. (MAI), the managing member of AIG, LLC; (d) Mercantile Asia, LLC (MA, LLC), the general partner of MAI; and (e) each of Messrs. Edelson, Reinsdorf and Kramer, who are the managing members of MA, LLC. See Note 6 and 8 with respect to additional shares beneficially owned by Messrs. Edelson, Reinsdorf and Kramer. The foregoing beneficial ownership was reported in an Amended Schedule 13D filed with the SEC on June 13, 2003. Mr. Edelson disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.
(8)

Includes shares beneficially owned by Mr. Edelson in his capacities as (a) a member of MCG and a member of the investment committee of MCM (see Note 6); (b) a managing member of MA, LLC (see Note 7); (c) a managing member of MEP, LLC and a trustee of the Edelson Family Trust dated September 17,1997, which is also a managing member of MEP, LLC. MEP, LLC is the general partner of Mercantile Equity Partners III, L.P. (MEP LP). MEP LP directly holds 91,161 shares of Series 1-A Preferred Stock, which are convertible into 34,458 shares of common stock. Also includes shares beneficially owned by Mr. Edelson in his capacity as the trustee of the Mercantile Companies Inc. Money Purchase Plan, which holds 3,838 shares of Series 1-A Preferred Stock, which are convertible into 1,450 shares of common stock. Mr. Edelson disclaims beneficial ownership of the above-mentioned reported securities except to the extent of his pecuniary interest therein. Also includes 202,521 shares of common stock issuable upon exercise of stock options held by Mr. Edelson. The foregoing beneficial ownership was reported in an Amended Schedule 13D filed with the SEC on June 13, 2003. Pursuant to the governing documents of MCP and MCG, because Mr. Edelson serves as a director of Vsource in connection with MCP’s investment in Vsource, Mr. Edelson is required to contribute 100% of the proceeds he receives in connection with exercise of the options reported herein to MCG, and MCG is required to contribute 50% of the proceeds it receives in connection with exercise of such options to MCP. However, currently Mr. Edelson retains all authority over the decisions with respect to exercise of the options and, upon any such exercise, he retains all voting and dispositive power over the underlying shares of common stock.
(9)	Includes 3,750 shares of common stock issuable upon exercise of Mr. Schwartz’s stock options.
(10)	See Note 5.
(11)	Includes 1,905,000 shares of common stock issuable upon conversion of 1,905 shares of Series 4-A Preferred. Also includes 740,803 shares of common stock issuable upon exercise of Mr. Kelly’s stock options.
(12)	Includes 383,000 shares of common stock issuable upon conversion of 383 shares of Series 4-A Preferred Stock. Also includes 594,640 shares of common stock issuable upon exercise of Mr. Smith’s stock options.
(13)	Includes 2,053,000 shares of common stock issuable upon conversion of 2,053 shares of Series 4-A Preferred Stock. Also includes 328,997 shares of common stock issuable upon exercise of Mr. Cantillon’s stock options.
(14)	Includes 8,853 shares of common stock issuable upon exercise of Mr. Gemassmer’s stock options.
(15)	Consists of shares of common stock issuable upon exercise of Mr. Waverley’s stock options. Mr. Waverley left the Company in April 2004.
(16)	Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. Also includes an aggregate of 2,032,689 shares of common stock issuable upon exercise of stock options held by all nominee directors and current executive officers as a group.

Preferred Stock

Series 1-A Convertible Preferred Stock

The Series 1-A Preferred Stock votes as a single class with the common stock and the Series 2-A Preferred Stock and Series 4-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock and Series 4-A Preferred Stock entitled to the number of votes equal to that number of shares of common stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 1-A Preferred Stock is currently convertible into approximately 0.378 shares of common stock.

The following table sets forth certain information as of May 1, 2004, regarding the beneficial ownership of Series 1-A Preferred Stock by (i) all persons or entities who beneficially own 5% or more of our outstanding Series 1-A Preferred Stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table below, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. Except as otherwise noted in the table, none of our current directors or executive officers beneficially owns any Series 1-A Preferred Stock. As of May 1, 2004, there were 945,008 shares of Series 1-A Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Series 1-A Preferred Stock Outstanding	Percent of Total Outstanding(1)
GREATER THAN FIVE PERCENT BENEFICIAL OWNERS
787 LLC c/o James F. Voelker Bellevue, WA 98004	191,918	20.3%	*

Jefferies Employees Merchant Banking Fund LLC 11100 Santa Monica Blvd. Los Angeles, CA 90025	136,318	14.4%	*

Mercantile Equity Partners III L.P.(2) 1372 Shermer Road Northbrook, IL 60062	91,161	9.6%	*

PPM America Private Equity 225 West Wacker Drive, Suite 1200 Chicago, IL 60606	90,705	9.6%	*

CURRENT DIRECTORS
I. Steven Edelson(3) 1372 Shermer Road Northbrook, IL 60062	94,999	10.0%	*

Current directors and executive officers as a group (1 person)(3)	94,999	10.0%	*

*	Less than 1%.
(1)	The percentages of beneficial ownership assume the conversion into common stock of all Series 1-A Preferred Stock held by such person or entity and is based on a total of 22,680,716 shares of common stock outstanding on a fully-diluted basis as of May 1, 2004, which includes shares of common stock issuable upon the conversion of our outstanding preferred securities and shares of common stock issuable upon the exercise of stock option and warrants that are exercisable within 60 days of May 1, 2004. Does not include the 1,250,000 shares of common stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement, which by their terms are not exercisable until April 1, 2005, and only then if certain specified events or conditions have not occurred.

(2)	These shares are also beneficially owned by (a) MEP, LLC, its general partner, (b) Michael A. Reinsdorf, as a managing member of MEP, LLC, and (c) Mr. Edelson. See Note 3. Mr. Reinsdorf also directly owns 3,838 shares of Series 1-A Preferred Stock, which are convertible into 1,450 shares of common stock, and is a managing member of MEP, LLC.
(3)	Mr. Edelson is the beneficial owner of these shares solely through his capacity as (a) a managing member of MEP, LLC and a trustee of the Edelson Family Trust dated September 17, 1997, which is also a managing member of MEP, LLC, and (b) the trustee of the Mercantile Companies Inc. Money Purchase Plan which holds 3,838 shares of Series 1-A Preferred Stock. Mr. Edelson disclaims beneficial ownership of all these shares except to the extent of his pecuniary interest in these shares.

Series 2-A Convertible Preferred Stock

The Series 2-A Preferred Stock votes as a single class with the common stock and Series 2-A Preferred Stock and Series 4-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock and Series 4-A Preferred Stock entitled to the number of votes equal to that number of shares of common stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 2-A Preferred Stock is currently convertible into approximately 0.451 shares of common stock.

The following table sets forth certain information as of May 1, 2004, regarding the beneficial ownership of Series 2-A Preferred Stock by (i) all individuals known to beneficially own 5% or more of our outstanding Series 2-A Preferred Stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table below, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. None of our current directors or executive officers beneficially own any Series 2-A Preferred Stock. As of May 1, 2004, there were 334,244 shares of Series 2-A Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Series 2-A Preferred Stock Outstanding	Percent of Total Outstanding(1)
GREATER THAN FIVE PERCENT BENEFICIAL OWNERS
Crestview Capital Fund LP c/o Dillion Capital 3000 Dundee Road, Suite 105	132,605	39.6%	*

The Mabinogi LLC c/o Chartwell Capital Management 922 Plaza 600 Building 600 Stewart Street Seattle, CA 98101	63,183	18.9%	*

PPM America Private Equity Fund LP Attn: Brian Gallagher 225 West Wacker Drive Chicago, IL 60606	40,952	12.2%	*

Martin A Cooper Defined Pension Plan 10412 Whipple Street Toluca Lake, CA 91602	39,002	11.7%	*

Portside Growth & Opportunity Fund 666 Third Avenue, 26th Floor New York, NY 10017	39,002	11.7%	*

Current directors and executive officers as a group (0 persons)	0	0%	0%

*	Less than 1%.
(1)	The percentages of beneficial ownership assume the conversion into common stock of all Series 2-A Preferred Stock held by such person or entity and is based on a total of 22,680,716 shares of common stock outstanding on a fully-diluted basis as of May 1, 2004, which includes shares of common stock issuable upon the conversion of our outstanding preferred securities and shares of common stock issuable upon the exercise of stock option and warrants that are exercisable within 60 days of May 1, 2004. Does not include the 1,250,000 shares of common stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement, which by their terms are not exercisable until April 1, 2005, and only then if certain specified events or conditions have not occurred.

Series 4-A Convertible Preferred Stock

The Series 4-A Preferred Stock votes as a single class with the common stock, Series 1-A Preferred Stock and Series 2-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock and Series 4-A Preferred Stock entitled to the number of votes equal to that number of shares of common stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 4-A Preferred Stock is currently convertible into 1,000 shares of common stock.

The following table sets forth certain information as of May 1, 2004, regarding the beneficial ownership of Series 4-A Preferred Stock by (i) all individuals known to beneficially own 5% or more of our outstanding Series 4-A Preferred Stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table below, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. Except as otherwise noted in the table, none of our current directors or executive officers beneficially owns any Series 4-A Preferred Stock. As of May 1, 2004, there were 17,364 shares of Series 4-A Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Series 4-A Preferred Stock Outstanding	Percent of Total Outstanding(1)
GREATER THAN FIVE PERCENT BENEFICIAL OWNERS
BAPEF Investments XII Ltd.(2) Victoria Road, St. Peter Port Guernsey, Channel Islands	5,094	29.3%	22.8%

Capital International Asia CDPQ Inc.(3) 1155 René-Lévesque Blvd. West Suite 4000 Montreal, Canada	3,000	17.3%	13.4%

Mercantile Capital Partners I LP(4) 1372 Shermer Road Northbrook, IL 60062	3,387	19.5%	15.2%

CURRENT DIRECTORS
I. Steven Edelson(5) 1372 Shermer Road Northbrook, IL 60062	3,788	21.8%	17.0%

Phillip E. Kelly 7855 Ivanhoe Avenue Suite 200 La Jolla, CA 92037	1,905	11.0%	8.5%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Series 4-A Preferred Stock Outstanding	Percent of Total Outstanding(1)

Dennis M. Smith Unit 501, AXA Centre 151 Gloucester Road, Wanchai Hong Kong	383	2.2%	1.7%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John G. Cantillon Level 12, Menara HLA No. 3, Jalan Kia Peng Kuala Lumpur, Malaysia	2,053	11.8%	9.2%

Current and directors and executive officers as a group (4 persons)	8,129	46.8%	36.4%

*	Less than 1%.
(1)	The percentages of beneficial ownership assume the conversion into common stock of all Series 4-A Preferred Stock held by such person or entity and is based on a total of 22,680,716 shares of common stock outstanding on a fully-diluted basis as of May 1, 2004, which includes shares of common stock issuable upon the conversion of our outstanding preferred securities and shares of common stock issuable upon the exercise of stock option and warrants that are exercisable within 60 days of May 1, 2004. Does not include the 1,250,000 shares of common stock issuable upon exercise of the warrants issued in connection with the private placement, which by their terms are not exercisable until April 1, 2005, and only then if certain specified events or conditions have not occurred.
(2)	Pursuant to an Amended Schedule 13D filed with the SEC on October 25, 2002, Mrs. Constance A.E. Helyar and Mr. Andrew W. Guille are the only directors of BAPEF. BAPEF serves as an investment vehicle for a private equity fund composed of certain limited partnerships. For more detail on BAPEF, see Note 4. to the “Common Stock” ownership table found on page 8.
(3)	In an Amendment No. 2 to Schedule 13 D filed with the Securities and Exchange Commission on July 3, 2003, CDPQ affirmed that it is a “group” within the meaning of Section 13d-5(b)(1) of the Securities and Exchange Act of 1934, as amended, with Quilvest, and these two independent entities have agreed to coordinate the purchase of Vsource securities and have an unwritten and informal arrangement to coordinate their voting and disposition of such securities. Mr. Villette, a member of our Board of Directors, may benefit from a carried interest in CDPQ in connection with his services to it. Mr. Villette disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.
(4)	These shares are also beneficially owned by (a) MCG, the general partner of MCP, (b) MCM, a manager of MCG, (c) Nathaniel C.A. Kramer, a member of MCG and a member of the investment committee of MCM, (d) Michael A. Reinsdorf, a member of MCP and a member of the Investment Committee of MCM, and (d) Mr. Edelson, a member of our Board of Directors. Mr. Edelson disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.
(5)	Consists of 3,387 shares of Series 4-A Preferred Stock owned by MCP and 401 shares of Series 4-A Preferred Stock owned by AIIG. Mr. Edelson disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than ten percent of our common stock, to file with the SEC reports of beneficial ownership on Form 3 and changes in beneficial ownership of our common stock and other equity securities on Form 4 or Form 5. SEC regulations require all officers, directors and greater than ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of the reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent stockholders with respect to the fiscal year ended January 31, 2004, were complied with in a timely fashion with the following exceptions: Mr. Villette, one of our directors, filed a late Form 3, and Ted Crawford, our President of Human Capital Management Solutions, filed a late Form 3.

EXECUTIVE OFFICER COMPENSATION

The following summary compensation table sets forth information regarding the compensation for the last three completed fiscal years of (a) our Chief Executive Officer, and (b) the most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of January 31, 2004, and whose total annual salary and bonus for the most recent fiscal year exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended Jan. 31,					Long-Term Compensation		All Other Compensation
		Annual Compensation				Restricted Stock Awards	Securities Underlying Options/ SARs(1)
		Salary		Bonus*
Phillip E. Kelly Chief Executive Officer	2004 2003 2002	$ $ $	292,000 226,300 106,789	$ $ $	14,600 170,047 1,000	0 0 0	0 640,543 430,260	$ $ $	28,999 1,898 126,914	(2) (3) (4)

Dennis M. Smith Chief Financial Officer	2004 2003 2002	$ $ $	224,326 176,625 102,417	$ $ $	135,570 123,666 1,000	0 0 0	0 608,324 306,733	$ $ $	169,940 194,797 120,036	(5) (6) (7)

John G. Cantillon Chief Operating Officer	2004 2003 2002	$ $ $	175,079 156,269 91,936	$ $ $	83,579 70,852 10,216	0 0 0	0 451,375 125,851	$ $ $	36,000 29,034 17,286	(8) (9) (10)

**Braden N. Waverly President	2004 2003 2002	$ $ $	200,000 92,100 0	$ $ $	— — 0	0 0 0	0 312,500 0	$ $ $	2,071 1,000 0	(11)

Neal Gemassmer Vice President, Client Outsourcing Solutions	2004 2003 2002	$ $ $	140,185 137,320 136,768	$ $ $	30,343 131,224 14,456	0 0 0	0 8,750 4,790	$ $ $	1,538 1,538 1,538	(12)

*	In the case of Mr. Gemassmer, includes sales commissions and cash awards. In the case of the other executive officers, represents annual bonus payments.
**	Mr. Waverley left in April 2004.
(1)	Throughout this report, the number of shares underlying options granted are adjusted for the 20:1 post-reverse split on November 20, 2002.

(2)	Includes the following paid by Vsource on behalf of or to Mr. Kelly: (a) $5,239 for tax preparation and filing fee, (b) $2,628 401(k) Plan contribution, (c) $13,780 in health insurance premiums, and (d) $7,352 in travel expenses for spouse.
(3)	Includes the following paid by Vsource on behalf of or to Mr. Kelly: (a) $12,549 in overseas housing allowance, (b) $45,448 for international tax equalization benefits and associated tax filing fee, (c) $1,410 in Hong Kong Mandatory Provident Fund contribution, (d) $657 401(k) Plan contribution, (e) $7,016 in health insurance premiums, and (f) $4,818 in travel expenses for spouse.
(4)	Includes the following paid by Vsource on behalf of or to Mr. Kelly: (a) $45,186 in overseas housing allowance, (b) $63,839 for international tax equalization benefits and associated tax filing fee, (c) $680 in Hong Kong Mandatory Provident Fund contribution, (d) $14,176 in health insurance premiums, and (e) $3,036 in relocation expenses.
(5)	Includes the following paid by Vsource on behalf of or to Mr. Smith: (a) $125,153 in housing allowance, (b) $19,064 in education allowance for one of Mr. Smith’s children, (c) $1,540 in Hong Kong Mandatory Provident Fund contribution, and (e) $24,183 in health insurance premiums for Mr. Smith and certain of his family members.
(6)	Includes the following paid by Vsource on behalf of or to Mr. Smith: (a) $141,925 in housing allowance, (b) $18,817 in education allowance for one of Mr. Smith’s children, (c) $8,333 for a tax filing fee, (d) $1,538 in Hong Kong Mandatory Provident Fund contribution, and (e) $24,183 in health insurance premiums for Mr. Smith and certain of his family members.
(7)	Includes the following paid by Vsource on behalf of or to Mr. Smith: (a) $83,961 in housing allowance, (b) $16,566 in education allowance for one of Mr. Smith’s children, (c) $12,311 for a tax filing fee, (d) $936 in Hong Kong Mandatory Provident Fund contribution, and (e) $6,265 in health insurance premiums for Mr. Smith and certain of his family members.
(8)	Consists of composite and housing allowance paid by Vsource on behalf of or to Mr. Cantillon.
(9)	Includes the following paid by Vsource on behalf of or to Mr. Cantillon: (a) $26,034 in composite allowance, and (b) $3,000 in housing allowance.
(10)	Includes the following paid by Vsource on behalf of or to Mr. Cantillon: (a) $14,286 in composite allowance, and (b) $3,000 in housing allowance.
(11)	Represents 401(k) Plan contributions paid by Vsource.
(12)	Represents Hong Kong Mandatory Provident Fund contribution paid by Vsource.

Options

Option Grants in Last Fiscal Year

During Fiscal 2004, we did not grant any options to the current executive officers and directors to purchase shares of our common stock. Since January 31, 2004, we have granted options to purchase 11,250 shares of common stock to Mr. Gemassmer. These options were granted by the Board of Directors on February 5, 2004, have an exercise price of $2.00 per share, and vest 16.67% on August 6, 2004, and the balance in ten equal quarterly installments beginning on November 6, 2004. The fair market value of our common stock on the grant date was $0.56.

The following table sets forth certain information with respect to each of the executive officers listed in the Summary Compensation Table above concerning unexercised options to purchase common stock held as of the end of the fiscal year ended January 31, 2004. None of these executive officers exercised any options to purchase common stock during the fiscal year.

Fiscal Year-End Option/SAR Values

Name	Number of Securities Underlying Unexercised Options at January 31, 2004		Value of Unexercised In-the-Money Options January 31, 2004(1)
	Exercisable (2)	Unexercisable (2)	Exercisable	Unexercisable
Phillip E. Kelly Chief Executive Officer	691,470	379,333	$13,018	$—

Dennis M. Smith Chief Financial Officer	547,224	367,833	$4,127	$—

John G. Cantillon Chief Operating Officer	280,351	287,875	$—	$—

*Braden N. Waverley President	115,625	196,875	$—	$—

Neal Gemassmer Vice President, Client Outsourcing Solutions	7,915	5,625	$374	$—

*	Left in April 2004.
(1)	Value is calculated in accordance with SEC rules by subtracting the exercise price per share for each option from the fair market value of the underlying common stock as of January 31, 2004, and multiplying that difference by the number of shares of common stock subject to the option. The fair market value of one share of common stock as of January 31, 2004, was $0.56.
(2)	Number of shares underlying options granted are adjusted to reflect the 20:1 reverse split effected on November 20, 2002.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Edelson and Kelly. The Compensation Committee did not meet in Fiscal 2004 as its duties were carried out by the full Board of Directors. Mr. Kelly serves as our Chief Executive Officer.

Edelson Agreement.    We have previously agreed with Mr. Edelson on a director’s compensation agreement pursuant to which, in consideration for his service on our Board of Directors, Mr. Edelson received an annual service fee of $120,000, which was paid monthly from June 22, 2001 through June 21, 2003. In accordance with this agreement, we paid a total of $54,585 in fees during Fiscal 2004. Also in accordance with this agreement, we granted Mr. Edelson stock options to purchase that number of stock options that would result in him having the right to purchase a number of shares of common stock equal to two percent of our outstanding common stock as of February 15, 2002, calculated on a fully diluted basis (the “Edelson Option”). Pursuant to the Edelson Option, we granted Mr. Edelson stock options to purchase a total of 155,621 shares of our common stock, at an exercise price of $2.00 per share. All of the options granted pursuant to the Edelson Option have fully vested. Finally, in accordance with this agreement we also granted Mr. Edelson an option to purchase 25,000 shares of common stock, with an exercise price of $2.00 per share. All of these options have fully vested.

Stonefield Agreement.    Although we have not yet formalized the arrangement, we have agreed to pay Mr. Stonefield a fee of $50,000 in connection with his assistance in introducing Symphony House to us. The payment was contingent upon the completion of Symphony House’s purchase of an interest in our Malaysian subsidiary, Vsource Asia Berhad (formerly Vsource (Malaysia) Berhad). This transaction was completed on February 28, 2004.

Executive Employment Agreements.    We have entered into employment agreements with each of Messrs. Kelly, Smith, Cantillon, Gemassmer and Waverley. Mr. Waverley is no longer an employee.

Mr. Kelly is party to an employment agreement with one of our subsidiaries, dated as of January 1, 2003. Under this agreement, Mr. Kelly received a base salary of $262,800 per year and was eligible for a target incentive bonus equal to 133.3% of the base salary. In accordance with the terms of this agreement, when it was renewed on June 22, 2003, Mr. Kelly’s base salary increased to $350,400 per year effective August 1, 2003, and his target incentive bonus declined to 100% of his base salary. This bonus is payable upon achievement of certain targets set by the Compensation Committee. Under previous employment agreements, which were superceded by the present agreement, we were obligated to grant Mr. Kelly that number of stock options that would result in him having the right to purchase a number of shares of common stock equal to four percent of our outstanding common stock, as of February 15, 2002, calculated on a fully diluted basis (the “Kelly Option”). Pursuant to the Kelly Option, we granted Mr. Kelly stock options to purchase a total of 311,241 shares of our common stock, at an exercise price of $2.00 per share. All of the options granted pursuant to the Kelly Option have fully vested as of March 31, 2003. Under the now superceded employment agreements, we also granted Mr. Kelly another option to purchase 87,600 shares of common stock, with an exercise price of $2.00 per share. All of these options have fully vested as of March 31, 2003. Under the current employment agreement, if Mr. Kelly is assigned to a location outside of the United States, Mr. Kelly is eligible for a housing allowance to be determined by prevailing market rates in the city of assignment and as appropriate for CEOs. Alternatively, if Mr. Kelly is assigned within the United States, we must reimburse him for reasonable travel expenses incurred by his spouse accompanying him on business-related trips to Asia Pacific, up to a maximum of $6,000 per month. We are also obligated to provide him with an executive automobile. Mr. Kelly’s employment agreement has an initial term that expires on June 21, 2003, and renews automatically for one-year periods unless either party gives notice of termination not less than 90 days prior to the end of the existing term. The agreement was renewed for a one-year period starting June 22, 2003. We may terminate Mr. Kelly’s employment agreement with cause upon the happening of certain specified events and the Board of Directors may, at its discretion, terminate Mr. Kelly’s employment upon 90 days notice.

Mr. Smith is party to parallel employment agreements with two of our subsidiaries, each dated as of June 22, 2001. Under these agreements, Mr. Smith received an aggregate base salary of $133,125, which effective August 1, 2003 increased to an aggregate base salary of $276,900 per year, and is eligible for a target incentive bonus equal to 100% of the aggregate base salary. This bonus is payable upon achievement of certain targets set by the Compensation Committee. Under the agreements, we were obligated to grant Mr. Smith that number of stock options that would result in him having the right to purchase a number of shares of common stock equal to three percent of our outstanding common stock, as of February 15, 2002, calculated on a fully diluted basis (the “Smith Option”). Pursuant to the Smith Option, we granted Mr. Smith stock options to purchase a total of 233,431 shares of our common stock, at an exercise price of $2.00 per share. All of the options granted pursuant to the Smith Option have fully vested as of March 31, 2003. Under the agreements, we also granted Mr. Smith another option to purchase 66,563 shares of common stock, with an exercise price of $2.00 per share. All of these options have fully vested as of March 31, 2003. Under the agreements, we have agreed to reimburse Mr. Smith for all housing expenses up to HK$85,000 per month (approximately $10,900 per month) and all tuition costs of one child. Mr. Smith’s employment agreements have an initial term that expires on June 21, 2003, and renew automatically for one-year periods unless either party gives notice of termination not less than 90 days prior to the end of the existing term. The agreement was renewed for a one-year period starting June 22, 2003. We may terminate Mr. Smith’s employment agreement with cause upon the happening of certain specified events and the Board of Directors may, at its discretion, terminate Mr. Smith’s employment upon 90 days notice.

Mr. Cantillon is party to parallel employment agreements with two of our subsidiaries, each dated January 1, 2003. Under side letters to these agreements, effective September 1, 2003, Mr. Cantillon receives an aggregate base salary of $205,000 per year, an increase of $51,200 from his previous salary of $153,800, and is eligible for a target incentive bonus equal to 100% of the aggregate base salary. This bonus is payable upon achievement of certain targets set by the Compensation Committee. We also provide Mr. Cantillon with a housing reimbursement of $3,000 per month. Mr. Cantillon’s employment agreements each have an initial term that expires on January 1, 2005, and renew automatically for one-year periods unless either party gives notice of termination not less than 90 days prior to the end of the existing term. We may terminate Mr. Cantillon’s employment agreements with cause upon the happening of certain specified events and the Board of Directors may, at its discretion, terminate Mr. Cantillon’s employment upon 90 days notice.

Mr. Gemassmer is party to an employment agreement with one of our subsidiaries, dated May 8, 2001. Under this agreement, Mr. Gemassmer received a five percent (5%) salary increase in September 2003 and presently receives a base salary of $156,201 per year. He is also eligible for sales commissions under the Company’s sales commission plan for customer outsourcing solutions. Mr. Gemassmer’s employment agreement continues for an indefinite term, until either party gives one month’s notice of termination. We may terminate Mr. Gemassmer’s employment agreement immediately with cause upon the happening of certain specified events or for performance below established standards.

Mr. Waverley, who left Vsource in April 2004, was party to an employment agreement with one of our subsidiaries, dated as of August 15, 2002. Under this agreement, Mr. Waverley received a base salary of $200,000 per year and was eligible for a target incentive bonus equal to 75% of the aggregate base salary. This bonus was payable upon achievement of certain targets set by the Compensation Committee. Under his employment agreement, Mr. Waverley was also issued options to purchase 137,500 shares of common stock, that vest over three years with an exercise price of $2.20, the fair market value at the time of grant. We also provided Mr. Waverley with an international consultant to advise him on his income tax preparation and to prepare his annual tax returns. Upon Mr. Waverley’s departure and in accordance with his employment agreement, Mr. Waverley’s options continue to vest for a six-month period ending September 30, 2004. Other than the vesting of options and certain expense reimbursements (including reimbursing Mr. Waverley for the international tax consultant and his tax preparation costs, which total approximately $2,000), the Company has no outstanding financial obligations with regard to Mr. Waverley.

CERTAIN TRANSACTIONS

See “Executive Officer Compensation—Compensation Committee Interlocks and Insider Participation” above.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During Fiscal 2004, the Board of Directors set the salaries and other compensation of our executive officers and certain other key employees and administered our stock option and bonus plans. The Board of Directors’ Compensation Committee did not convene in Fiscal 2004.

General Compensation Policy

For Fiscal 2004, the Board of Directors determined the base salary for executive officers, other than for the Chief Executive Officer, based largely on recommendations by our Chief Executive Officer. The goal of the Board of Directors’ compensation policy during the last fiscal year was to retain, motivate and reward management through our compensation policies and awards. Generally, compensation of executive officers is designed to be competitive, to reward exceptional performance and to align the interest of executive officers with the interests of stockholders. The Board of Directors has approved compensation policies consistent with these goals and has authorized the Compensation Committee to supervise the implementation of these policies.

The compensation program for executives consists of three basic elements:

•	a base salary;

•	performance-based bonuses; and

•	periodic grants of stock options.

Base Salary.    Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive’s experience. In addition, consideration is given to other factors, including an officer’s contribution to Vsource as a whole.

Bonus Compensation.    The Board of Directors believes that cash bonuses are an important part of executive officer’s compensation. The actual amount to be awarded to an executive officer is contingent upon our meeting specified corporate goals and the officer meeting specified individual goals, with corporate performance having a significantly heavier weighting in the calculation of an executive officer’s bonus.

Long Term Incentives.    Currently, stock options are our primary long-term incentive vehicle. Substantially all of our employees are eligible for stock option awards on an annual basis. Whether an award is made, and the size of the award, is based on position, responsibilities and corporate and individual performance. During Fiscal 2004, we did not award any stock options to purchase any shares of common stock to our current executive officers.

The Compensation Committee has the authority to review annually the annual and long-term compensation of all of our executives and employees to assure that all such executives and employees continue to be properly motivated to serve the interests of our stockholders.

Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because no executive officer had total compensation exceeding $1 million in the previous fiscal year, the Board of Directors has not found it necessary to address the issues related to these requirements.

Executive Compensation for the Fiscal Year Ended January 31, 2004

Mr. Kelly has served as our Chief Executive Officer since July 2001. For Fiscal 2004, Mr. Kelly received a salary of $292,000 and a $14,690 bonus. In addition, Mr. Kelly received other compensation in the amount of $28,999. The Board of Directors believes that Mr. Kelly’s salary and other compensation, as well as the salaries of other current executive officers and the stock option grants granted to current executive officers for Fiscal 2004, were determined in a manner generally consistent with the factors described above.

Phillip E. Kelly

Dennis M. Smith

I. Steven Edelson

Robert N. Schwartz, Ph.D.

Stephen Stonefield

Luc Villette

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors and which was attached to the Company’s proxy statement relating to its 2001 annual stockholders meeting, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to the financial statements.

In fulfilling its oversight responsibility of reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also reviewed and discussed with senior management the Company’s audited financial statements included in the Annual Report on Form 10-K for the year ended January 31, 2004. Management has confirmed to the Audit Committee that the financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles. Further, the Company’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent auditors for the fiscal year ended January 31, 2004, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the Company’s independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

The Audit Committee has received from PricewaterhouseCoopers a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between PricewaterhouseCoopers and the Company that in its professional judgment may reasonably be thought to bear on independence. PricewaterhouseCoopers has discussed its independence with the Audit Committee, and has confirmed in the letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee also considered whether PricewaterhouseCoopers’ provision of non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers’ independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2004 and that PricewaterhouseCoopers be appointed independent auditors of the Company for Fiscal 2005.

Robert N. Schwartz, Ph.D.

Stephen Stonefield

The foregoing Audit Committee Report will not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total stockholder return on our common stock on January 31, 1999, and as of the end of each fiscal year through January 31, 2004, with the cumulative total return of the Nasdaq Composite Index and the Goldman Sachs Technology Services Index. This graph assumes the investment of $100 on February 1, 1999, in our common stock, the Nasdaq Composite Index, the Goldman Sachs Technology Services Index and the reinvestment of dividends. No dividends have been declared or paid on our common stock during the period. The stock price performance shown on the graph following is not necessarily indicative of future price performance. Although our common stock stopped trading on the Nasdaq National Market on December 21, 2001, and now trades on the OTC Bulletin Board, we have compared the cumulative total stockholder return of our common stock with the Nasdaq Composite Index because we believe this provides shareholders with a broad index comparison.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG VSOURCE, INC.,

NASDAQ COMPOSITE INDEX AND

GOLDMAN SACHS TECHNOLOGY SERVICES INDEX

ASSUMES $100 INVESTED ON JAN. 31, 1999

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING JAN. 31, 2004

	FISCAL YEAR ENDING (JANUARY 31)
	1999	2000	2001	2002	2003	2004
COMPANY/INDEX/MARKET
Vsource, Inc	100.00	759.38	112.50	7.50	4.00	1.40
NASDAQ Composite Index	100.00	149.59	107.10	75.46	52.09	81.75
Goldman Sachs Technology Services Index	100.00	122.64	139.89	136.98	85.17	112.04

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

We have engaged PricewaterhouseCoopers to audit our financial statements for Fiscal 2005. PricewaterhouseCoopers audited our financial statements for Fiscal 2004 and the decision to retain PricewaterhouseCoopers as our independent auditor has been approved by the Board of Directors and the Audit Committee.

Fees

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended January 31, 2004 and 2003, were:

	2004	2003
Audit	$115,000	$120,000
Audit Related	210,674	108,500
Tax	183,830	124,950

Total	$509,504	$353,450

Audit fees for the years ended January 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and the statutory audits of certain subsidiary companies and the quarterly reviews of the financial statements included in our Forms 10-Q.

Audit Related fees for the years ended January 31, 2004 and 2003, respectively, were for accounting consultations in connection with capital issuances and review of responses to various SEC comment letters.

Tax fees for the years ended January 31, 2004 and 2003, respectively, were for services related to tax compliance and advisory services including assistance with preparation of tax returns, advice on goods and services taxes and duties in various jurisdictions and ad hoc corporate tax planning and advice.

The Audit Committee has advised us that it has determined that the non-audit services rendered by our independent auditors during our most recent fiscal year are compatible with maintaining the independence of the auditors.

Although not required, the Board of Directors is submitting its selection of PricewaterhouseCoopers as our independent auditors to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote by the stockholders on such ratification, the Board of Directors will review its future selection of auditors. A representative of PricewaterhouseCoopers is expected to attend the 2004 Annual Meeting of Stockholders via teleconference and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Audit Committee pre-approves audit and non-audit services provided by PricewaterhouseCoopers at its quarterly meetings.

The Board of Directors unanimously recommends a vote to ratify the appointment of PricewaterhouseCoopers as independent auditors.

WHERE YOU CAN FIND MORE INFORMATION

Our Annual Report on Form 10-K for the year ended January 31, 2004 is being mailed to the stockholders together with this proxy statement; however, the report is not part of the proxy solicitation materials. Copies of the Company’s Annual Report on Form 10-K for the year ended January 31, 2004, may be obtained without charge upon request to:

Vsource, Inc.

7855 Ivanhoe Avenue

La Jolla, CA 92037

Attention: Investor Relations

Tel. (858) 551-2920

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

[Form of Proxy]

VSOURCE, INC.

7855 Ivanhoe Avenue

Suite 200

La Jolla, California 92037

This Proxy is Being Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Vsource, Inc., a corporation organized under the laws of the State of Delaware, hereby appoints Phillip E. Kelly and Dennis M. Smith as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Vsource, Inc., which the undersigned is or may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, June 23, 2004, at 10:00 a.m. local time, at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California 92122, or any adjournments or postponements thereof.

The Board of Directors recommends a vote FOR the proposals below.

1.	The election of six (6) Directors of the Company.

	☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY
	(except those nominees whose names have been stricken pursuant to the instruction below)	to vote for all nominees listed

Nominees: Phillip E. Kelly, Dennis M. Smith, I. Steven Edelson, Robert N. Schwartz, Ph.D., Stephen Stonefield and Luc Villette.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)

2.	Ratify the appointment of PricewaterhouseCoopers as our independent auditors for the fiscal year ending January 31, 2005.

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR each of the nominees for director and Proposal 2.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated May 26, 2004.

Date:

Signature:
(Signature)

Title:

Signature:
(Signature if held jointly)

Title:

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

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